UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    May 25, 2005

Medicsight, Inc

(Exact name of registrant as specified in its charter)

Delaware	0-26886	13-4148725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

46 Berkeley Square, London, United Kingdom		W1J 5AT
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code   011-44-20-7598-4070

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01.	Completion of Acquisition or Disposition of Assets.

On May 25, 2005 Medicsight, Inc’s indirect subsidiary Medicsight Asset Management Limited completed the sale of the CT Lightspeed 16 scanner located at the redundant test center at Ravenscourt Hospital in West London for $300,000, net of applicable sales tax, to GE Medical Systems. The funds were used to settle the outstanding lease finance secured on the scanner (see ITEM 2.04 below).

Lifesyne UK Limited, an indirect subsidiary of Medicsight, Inc, continues to operate the scanning center located at Westminster, London.

ITEM 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

On May 25, 2005 Medicsight, Inc’s indirect subsidiary Medicsight Asset Management Limited completed the sale of the CT Lightspeed 16 scanner located at the redundant test center at Ravenscourt Hospital in West London.  This event triggered the acceleration of the settlement of the outstanding financial obligation to GE Capital Equipment Finance Limited, which had been created by the purchase of the CT Lightspeed 16 scanner in Fiscal 2002. The amount of $333,000, net of applicable sales tax, was paid to settle in full the outstanding financial obligation to GE Capital Equipment Finance Limited.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MEDICSIGHT, INC.
	By:	/s/ Paul Gothard
Paul Gothard
Chief Financial Officer

Date: May 27, 2005